                                                                   Exhibit 10.13

                                      LEASE

                                 BY AND BETWEEN

                                   OTTO A, LLC
                       a Nevada limited liability company

                                   "LANDLORD"


                                       and

                            EAGLE WINDOW & DOOR, INC.
                               an Iowa corporation

                                    "TENANT"

                                 TABLE OF CONTENTS
                                 -----------------

     SECTION                                                            PAGE
     -------                                                            ----

ARTICLE I                                                                 1
       1.1      PREMISES                                                  1

ARTICLE II                                                                1
       2.1      DEVELOPMENT AGREEMENT                                     1

ARTICLE III                                                               2
       3.1      TERM                                                      2
       3.2      OPTIONS                                                   2

ARTICLE IV                                                                2
       4.1      MINIMUM RENT                                              2
       4.2      NET LEASE                                                 3
       4.3      LATE CHARGE; DEFAULT INTEREST                             3
       4.4      SECURITY DEPOSIT                                          3
ARTICLE V                                                                 3
       5.1      REAL ESTATE TAXES                                         3
       5.2      PAYMENT                                                   4
       5.3      CONTEST                                                   4

ARTICLE VI                                                                4
       6.1      CONSTRUCTION BY LANDLORD                                  4
       6.2      PLANS                                                     5
       6.3      PUNCH LIST                                                5
       6.4      ADVANCE POSSESSION FOR FIXTURING                          5
       6.5      PARKING AND OTHER SITE IMPROVEMENTS                       6
       6.6      DATE OF OCCUPANCY                                         6
       6.7      LIMITED WARRANTY                                          6
       6.8      CERTIFICATE OF COMPLETION                                 7
       6.9      LANDLORD'S INSURANCE                                      7

ARTICLE VII                                                               7
       7.1      LANDLORD'S REPAIRS                                        7
       7.2      TENANT'S REPAIRS                                          7
       7.3      TENANT'S ALTERATIONS                                      8
       7.4      LANDLORD'S ALTERATIONS                                    9
       7.5      ALTERATIONS MANDATED BY LAW                               9

ARTICLE VIII                                                              9
       8.1      GOVERNMENTAL REGULATIONS                                  9

ARTICLE IX                                                                9
       9.1      UTILITIES                                                 9
       9.2      INTERRUPTION OF SERVICE                                   9

ARTICLE X                                                                 9
      10.1      USE OF PREMISES                                           9

ARTICLE XI                                                                10
      11.1      ASSIGNMENT AND SUBLETTING                                 10

ARTICLE XII                                                               10
      12.1      FIXTURES AND EQUIPMENT                                    10

                                                                          10
ARTICLE XIII                                                              10
      13.1      EXTERIOR SIGNS                                            10

ARTICLE XIV                                                               10
      14.1      CASUALTY INSURANCE                                        10
      14.2      LIABILITY INSURANCE.                                      11
      14.3      WAIVER AND INDEMNITY                                      11
      14.4      POLICY REQUIREMENTS                                       11

ARTICLE XV                                                                12
      15.1      NO ABATEMENT OR ADJUSTMENT OF RENT                        12
      15.2      REPAIRS AND RESTORATION OF PREMISES                       12

ARTICLE XVI                                                               13
      16.1      TOTAL TAKING                                              13
      16.2      PARTIAL TAKING                                            13
      16.3      RESTORATION                                               14
      16.4      THE AWARD                                                 14
      16.5      RELEASE                                                   14

ARTICLE XVII                                                              14
      17.1      EVENTS OF DEFAULT BY TENANT; REMEDIES                     14
      17.2      LANDLORD'S DUTY TO RELET                                  15
      17.3      EVENTS OF DEFAULT BY LANDLORD; REMEDIES                   15
      17.4      OTHER REMEDIES                                            16

ARTICLE XVIII                                                             16
      18.1      LANDLORD'S SELF-HELP                                      16
      18.2      TENANT'S SELF-HELP                                        16

ARTICLE XIX                                                               16
      19.1      SUBORDINATION                                             17
      19.2      QUIET ENJOYMENT                                           17
      19.3      LANDLORD'S ASSURANCES                                     17
      19.4      TITLE MATTERS                                             18

ARTICLE XX                                                                18
      20.1      HAZARDOUS SUBSTANCES                                      18
      20.2      TENANT'S OBLIGATIONS                                      18

      20.3      LANDLORD'S OBLIGATIONS                                    19

ARTICLE XXI                                                               20
      21.1      HOLDING OVER                                              21
      21.2      WAIVERS                                                   21
      21.3      NOTICES                                                   21
      21.4      ATTORNEYS' FEES                                           21
      21.5      FORCE MAJEURE                                             21
      21.6      ESTOPPEL CERTIFICATES                                     22
      21.7      RECORDATION                                               22
      21.8      INVALIDITY OF PARTICULAR PROVISION                        22
      21.9      CAPTIONS AND DEFINITIONS                                  22
      21.10     BROKERAGE                                                 22
      21.11     MORTGAGEE PROTECTION                                      22
      21.12     ENTIRE AGREEMENT                                          22
      21.13     COUNTERPART SIGNATURES                                    23
      21.14     GUARANTY BY AMERICAN ARCHITECTURAL PRODUCTS
                CORPORATION                                               23
      21.15     CONTINGENCIES TO LEASE                                    23


EXHIBITS
--------
      A         LEGAL DESCRIPTION OF LAND
      B         SITE PLAN
      C         MINIMUM RENT
      D         CONSTRUCTION DOCUMENTS
      E         PERMITTED EXCEPTIONS
      F         MEMORANDUM OF LEASE

                                      LEASE

         THIS LEASE is made as of the 10th day of December, 1999, by and between OTTO A, LLC, a Nevada limited liability company, having a principal office at 8000 West Spring Mountain Road, Las Vegas, NV 89117 (hereinafter called "Landlord"), and EAGLE WINDOW & DOOR, INC., an Iowa corporation having a principal office at 375 East Ninth Street, Dubuque, Iowa 52001 (hereinafter called "Tenant").

                                   WITNESSETH:
                                   -----------
                                    ARTICLE I
                                    ---------

         1.1 PREMISES. Landlord does hereby demise unto Tenant and Tenant does hereby take from Landlord for the Lease Term (as defined hereafter) the certain property in Dubuque, Iowa, consisting of a building to be constructed by Landlord (the "Building"), together with the loading dock area, all entrances, driveways, parking areas, walks, service drives, utilities serving the Building and all other site improvements to be constructed in the locations shown on EXHIBIT B attached hereto and incorporated herein by reference (collectively, "Improvements") located on land comprising approximately 27 acres, which land is described in EXHIBIT A, attached hereto and incorporated herein by reference ("Land"). The Improvements shall be constructed pursuant to the provisions of
Article 6 hereof. The Improvements and the Land, together with all licenses, rights, privileges and easements appurtenant thereto shall be collectively, "Premises".

                                   ARTICLE II
                                   ----------

         2.1 DEVELOPMENT AGREEMENT. Landlord and Tenant acknowledge that the Premises are subject to the terms and conditions of a Development Agreement dated as of February 15, 1999, among Landlord, Tenant, and the City of Dubuque, Iowa ("Development Agreement"). During the Lease Term, Landlord and Tenant shall comply with the terms and conditions of the Development Agreement imposed upon each of them, provided that Tenant shall not be liable to Landlord, and same shall not constitute a breach of this Lease, if Tenant breaches Section 6 of the Development Agreement. Upon the execution of this Lease and at all times thereafter until the expiration or earlier termination of this Lease:

             (i) Neither Landlord nor Tenant shall, without the prior written consent of the other, amend or modify, terminate, grant its consent or approval under the Development Agreement, fail to perform its obligations under the Development Agreement, or fail to enforce the obligations of any other party subject to the Development Agreement, if such failure were to adversely affect the other party's rights hereunder or otherwise violate the terms and conditions of this Lease; and

             (ii) To the extent the consent of any party to the Development Agreement other than Landlord or Tenant is required to any matter, each party shall use reasonable efforts to obtain all such consents required under the Development Agreement; and

             (iii) Upon written notice from either Tenant or Landlord to the other, the requested party shall use reasonable efforts to enforce the terms and conditions of the Development Agreement and exercise all rights and remedies available to the requested party under the Development Agreement and/or at law or in equity with respect to the failure of any other party subject to the Development Agreement to perform its obligations and/or to comply with the Development Agreement including without limitation the exercise of self-help rights set forth in the Development Agreement.

                                   ARTICLE III
                                   -----------

         3.1 TERM. The term of this Lease shall commence on the date hereof, and shall terminate on the last day of the month in which occurs the date twenty
(20) years after the Rent Commencement Date (as hereinafter defined) ("Primary Term"); provided, however, the term of this Lease may be extended as provided in
Section 3.2. The term "Lease Term" will include and mean the Primary Term and any extensions thereof as provided in Section 3.2. The phrase "Lease Year" shall mean a period of twelve (12) consecutive months during the Lease Term with the exception of the first Lease Year which shall commence on the date hereof and end on the last day of the month in which occurs the date one calendar year after the Rent Commencement Date.

         3.2 OPTIONS. Tenant shall have the right, at its election, to extend the Primary Term of this Lease for three (3) consecutive periods of ten (10) years each. Tenant shall give Landlord written notice of such election to extend the Lease Term not later than one hundred eighty (180) days prior to the expiration of the then current Lease Term. Each such option period shall be upon the same terms and conditions as during the Primary Term hereof, except that:

             (i) Tenant shall have no further election to extend the Lease Term of the Lease beyond the last option period; and

             (ii) Tenant shall pay to Landlord Minimum Rent during such option periods as set forth on EXHIBIT C attached hereto and incorporated by reference.

         If Tenant elects to exercise any such option, the Lease Term shall be extended automatically for the period of such option period without necessity for the execution of any instrument to effect the same, and in such event the phrases the "Lease Term," "the term of this Lease" and "the term hereof" as used in this Lease shall include such option period. The options of the Tenant to extend the Lease Term will not expire until thirty (30) days after written notice from Landlord to Tenant advising Tenant of the date upon which the term of this Lease shall expire or advising Tenant that a notice exercising an option to extend the Lease Term provided herein has not been received by Landlord; which notice may be given by the Landlord to the Tenant no earlier than two hundred ten (210) days prior to the expiration of the Primary Term or the then current Lease Term. If Tenant fails to exercise any of the options to extend the Lease Term, then any subsequent options to extend will also terminate.

                                   ARTICLE IV
                                   ----------

         4.1 MINIMUM RENT. Commencing on the Date of Occupancy ("Rent Commencement Date") and continuing during the Lease Term, Tenant agrees to pay Landlord, at such place as Landlord shall from time to time direct by written notice to Tenant, "Minimum Rent" as set forth on EXHIBIT C. Minimum Rent shall be payable after the Rent Commencement Date during each Lease Year in advance in equal monthly installments on the first day of each and every calendar month during the Lease Term. Minimum Rent shall be prorated for the fractional portion of any month. Unless otherwise specifically allowed by the terms of this Lease, Tenant shall pay Minimum Rent to Landlord without demand or notice from Landlord.

         4.2 NET LEASE. This Lease is intended to be fully net to the Landlord as that term is commonly used. Thus, the Landlord will not be obligated to pay any of the costs of taxes, maintenance, insurance or any other items related to the operation of the Premises other than as specifically set forth in this Lease.

         4.3 LATE CHARGE; DEFAULT INTEREST. If any payment of Minimum Rent is not received by the Landlord within five (5) days after its due date, then the Tenant shall pay to the Landlord a late charge equal to the greater of (i) 4% or
(ii) the late charge (not to exceed 5%) assessed by Landlord's lender, if any, to Landlord for late payment of the loans that are secured by the Premises, of the rent not paid within said five (5) day period. If any amounts due and owing under this Lease are not paid within thirty (30) days of when due, then the delinquent amounts, including late charges, shall bear interest at the lesser of
(i) interest at the prime rate ("prime rate" shall mean the prime rate as published in THE WALL STREET JOURNAL on that day under the section "Money Rates", and being defined therein as "[t]he base rate on corporate loans at large U. S. money center commercial banks." If this section of THE WALL STREET JOURNAL reflects more than one rate as being the "Prime Rate", then the highest rate shall be the Prime Rate. On days when THE WALL STREET JOURNAL is not published, the Prime Rate shall be the "Prime Rate" stated in the most recently published edition of THE WALL STREET JOURNAL) plus two percent (2%) or (ii) eighteen percent (18%) per annum.

         4.4 SECURITY DEPOSIT. Tenant agrees to deposit with Landlord not later than thirty (30) days prior to the Rent Commencement Date as security for the performance by Tenant of the terms of this Lease an amount equal to one month's Minimum Rent. Such sum shall be held by Landlord free of trust, and may be co-mingled with other (including Landlord's own) funds. Landlord may use or apply on Tenant's behalf or retain during the Term(s) of the Lease the whole or any part of the security so deposited to the extent required for the payment of any rent or other sums as to which Tenant may be in default hereunder or for any sum which Landlord may expend by reason of Tenant's default in respect of any of the terms of this Lease, including but not limited to any deficiency or damage incurred in reletting the Leased Premises. Within thirty (30) days after Tenant has returned possession of the building to Landlord, Landlord shall reimburse Tenant for any portion of said security deposit which has not been used or applied. The covenants in this Section are personal covenants between Landlord and Tenant and not covenants running with the land, and in no event will Landlord's mortgagee(s) or any purchaser at a foreclosure sale or a sale in lieu of foreclosure be liable to Tenant for the return of the security deposit. After each application from Tenant's security deposit, Tenant shall upon demand replenish said deposit to the amount hereinabove set forth. Tenant's failure to replenish security deposit shall constitute default.

                                    ARTICLE V
                                    ---------

         5.1 REAL ESTATE TAXES.

             (a) From and after the Date of Occupancy, Tenant shall pay directly to Landlord as additional rent any Taxes (defined below) imposed upon the Premises, in accordance with the terms of this 5.1 (a). Tenant shall pay such Taxes directly to Landlord on the first day of every month after the Date of Occupancy (unless the Date of Occupancy is the first day of a month, in which event the first installment shall be payable with the first installment of Minimum Rent), in equal monthly installments equal to one twelfth (1/12th) of the amount of Taxes required to be paid by Landlord, which installments shall not be less than $40,774.00 per month during the term of the Minimum Assessment Agreement between Landlord and the Assessor for Dubuque, Iowa. If the monthly installments paid by Tenant to Landlord in a calendar year are greater or less than the actual amount of the Taxes required to be paid by Landlord for that calendar year (excluding any period before the Date of Occupancy), without regard to penalties or interest charged to Landlord resulting from Landlord's late payment of Taxes, Tenant shall be entitled to a credit for the amount of any overpayment of Taxes against the Taxes next required to be paid by Tenant to Landlord, and if Tenant has underpaid Taxes for that calendar year, Tenant shall pay to Landlord the amount of such underpayment within thirty days after receipt of an invoice from Landlord.


             (b) For purposes of this Lease, the term "Taxes" shall include ad valorem taxes and general and special assessments (except as limited below), water and sewer rents, and other real estate taxes and assessments imposed upon the Premises during the term hereof, less any abatements, refunds, or rebates made thereof or any discounts available with respect thereto. Notwithstanding the foregoing, "Taxes" shall not include:

                 (i) Any interest or penalties payable by Landlord as a result of Landlord's failure to pay any such Taxes prior to delinquency, unless resulting from Tenant's failure to pay in accordance with
             Section 5.1;

                 (ii) Any estate, inheritance, succession, capital levy,
             corporate franchise, gross receipt, transfer or income tax of Landlord.

         To the extent Tenant is required to pay for any special assessment for improvements, Tenant's obligation shall be determined by treating the assessment as payable in as many installments as is lawful.

         5.2 PAYMENT. Landlord shall pay the Taxes directly to the taxing authority and shall send to Tenant a paid receipt therefor no later than the latter to occur of (i) thirty (30) days after receipt of the applicable tax bill or (ii) the date such Taxes are due and payable.

         5.3 CONTEST. Subject to the prohibitions and restrictions imposed in the Development Agreement, Tenant shall have the right to prosecute an action to secure a reduction or abatement of Taxes at its own expense, in the name of Landlord, and in any such event Landlord shall, at the request of Tenant, cooperate and join with Tenant at Tenant's expense in said proceedings. If Landlord shall receive a refund of any portion of the Taxes after payment by Tenant of the Taxes, Landlord shall pay such portion to Tenant. Any tax contest pursued by Tenant or Landlord herein shall be pursued in accordance with all applicable laws, and in no event shall the Premises be subject to any risk of forfeiture or penalty as a result of any such contest.

                                   ARTICLE VI
                                   ----------

         6.1 CONSTRUCTION BY LANDLORD. The Premises shall be completed and delivered to Tenant promptly and with due diligence. Landlord shall commence Landlord's Construction (defined below) with respect to the Premises on or before the date which is ninety (90) days after the date on which Landlord acquires the Premises, but in all events Landlord shall commence Landlord's Construction prior to the date required by the Development Agreement. If Landlord has not commenced Landlord's Construction with respect to the Premises on or before such date, then Tenant, without prejudice to Tenant's other rights and remedies hereunder or at law or in equity, may terminate this Lease if Landlord's Construction has not been commenced within thirty (30) days after written notice to Landlord. For purposes of this Article, "commencement" of Landlord's Construction shall mean the receipt of all required building permits and the commencement of earthwork on the Premises.

         Landlord shall diligently prosecute Landlord's Construction to completion without interruption or delay, in a good and workmanlike manner, using new, high quality materials, in accordance with the Plans, and in compliance with the Development Agreement and all applicable laws and regulations of federal, state and municipal governments, or any department or division thereof, including building codes. Landlord, at Landlord's expense, shall procure all building and other permits and approvals necessary for performing Landlord's Construction. Landlord shall use its best efforts so that the Date of Occupancy shall occur on or before the date that is fourteen (14) months after the closing of the acquisition of the Land by the Landlord (the "Required Date").



         6.2 PLANS. The Premises shall be constructed by Landlord, at its sole cost and expense, in accordance with the Construction Documents described on EXHIBIT D attached hereto and incorporated by reference (collectively referred to as the "Plans"). Landlord, at its sole cost and expense, shall install all improvements and install all work necessary to complete the Premises in accordance with the Plans, including any additional work required in order to obtain an unconditional certificate of occupancy for the Premises and as otherwise reasonably contemplated within the scope of the specific work set forth in the Plans ("Landlord's Construction"). The Plans are subject to changes of type and standards of construction and of arrangement to the extent as shall be required by applicable laws, codes or ordinances and which are acceptable to Tenant, and such other deviations as may be approved in writing by Tenant. The final Plans as approved by Tenant shall constitute a part of this Lease.

         If Tenant shall request changes to the Plans after approval of the Plans, then Tenant shall pay Landlord any and all extra construction costs resulting from such changes, including the profit and overhead related to such changes. Any sums required to be paid by Tenant to Landlord shall be paid within fifteen (15) days after the receipt of an invoice therefor. If any change in the scope of work is caused by the changes requested by the Tenant, then the Landlord will be entitled to additional time to complete the work for the time delay reasonably attributable to the changes in the scope of the work.

         6.3 PUNCH LIST. Tenant shall specify all Punch list items and notify Landlord of such Punch list items within forty-five (45) days after the date Landlord's Construction is substantially complete. Landlord shall correct all Punch list items specified by Tenant within thirty (30) days after receipt of written notice thereof from Tenant. To the extent that any such Punch list items cannot be corrected within such thirty (30) day period, Landlord shall commence to correct such Punch list items within such thirty (30) day period and shall diligently pursue the completion of such Punch list items thereafter.

         6.4 ADVANCE POSSESSION FOR FIXTURING. For a period of ninety (90) days prior to completion of the Premises by Landlord, Tenant shall have the right to enter the Premises, rent free, for the purposes of installing equipment, storing inventory and performing Tenant's construction activities. Tenant's activities shall not create unreasonable interference with the work of Landlord. Such entry shall not be construed as an acceptance of the Premises by Tenant under the provisions of this Lease or as a waiver of any of the provisions hereof. Landlord shall advise Tenant in writing no fewer than one hundred twenty (120) days prior to Landlord's projected completion date to allow Tenant to coordinate its move-in. The control of the Premises prior to the Date of Occupancy shall remain in the Landlord; thus during any entry onto or into the Premises by Tenant prior to the Date of Occupancy, Landlord shall have the right to control the timing, sequencing and manner of Tenant's work to minimize interference with Landlord's Construction. If any acts or conduct by the Tenant or the contractors, agents or employees of the Tenant during the advance possession for fixturing delay the Landlord's Construction, then the Date of Occupancy deadline will be extended by the number of days of delay so caused and Tenant shall pay Landlord $2,400 per day for each day occupancy is delayed..

         6.5 PARKING AND OTHER SITE IMPROVEMENTS. As of the Date of Occupancy, Landlord shall complete, at its sole cost and expense, construction of all on-site and off-site improvements required for the use and operation of the Premises, substantially as depicted on EXHIBIT B and in accordance with plans and specifications therefor approved by Tenant, including, but not limited to,
(a) all off-site and on-site land clearance, land balancing and grading, retaining walls, (b) all necessary road improvements, including acceleration and deceleration lanes and signalization (if required), (c) all necessary utility extensions to the Premises; including, but not limited to, all storm sewers, water mains, storm drains, retention basins, (d) all entrances, exits, driveways, roadways, service drives, loading docks, parking areas, curbing, sidewalks, landscaping and (e) all on-site traffic and parking lot striping and control signs, lighting and any fencing or screening walls required by law, ordinance or regulation.

         6.6 DATE OF OCCUPANCY. The term "Date of Occupancy," as used in this Lease, shall be the date upon which (i) the Premises shall be substantially completed in accordance with the Plans and possession thereof shall be tendered to Tenant and (ii) all of the representations, warranties and covenants set forth in Article IX and Section 19.3 hereof, shall have been fulfilled and (iii) a Certificate of Completion has been issued. Subject to delays that are beyond the reasonable control of the Landlord or that are caused by the Tenant, the Date of Occupancy shall occur no later than the date that is fourteen (14) months after the closing of the acquisition of the Land by the Landlord. For purposes of this Lease, the term "substantially complete" shall mean that Landlord's Construction has been completed except for minor "Punch list" items which do not interfere with Tenant's ability to open and operate its facility, do not hinder the work to be performed by Tenant in and about the Premises and do not prevent Tenant from operating its business in the ordinary course. Landlord shall use commercially reasonable efforts to cause the Date of Occupancy to occur on or before October 1, 2000. Landlord shall pay to Tenant within ten (10) days after the Date of Occupancy an early move in allowance equal to the product of (i) $145,875.00 and (ii) the number of months, including fractional months, not to exceed three months in total, before January 1, 2001 and the Date of Occupancy occurs.

         6.7 LIMITED WARRANTY. Landlord shall warrant all work performed by or for Landlord in the construction of the Premises against defective workmanship and materials for the period of one (1) year from the Rent Commencement Date. Landlord shall warrant all work performed by or for Landlord in the construction of the Premises against latent construction defects for the period of ten (10) years from the Rent Commencement Date. A latent construction defect is any damage to the Premises related to faulty or defective workmanship performed or materials utilized in the construction of a Major Component by or for Landlord. A Major Component is one of the following: (i) footings or foundations, (ii) site compaction, (iii) floor slab, (iv) underground or underslab utility and/or storm drainage systems, (v) concrete block/concrete or load bearing walls, (vi) beams, girders, trusses, joists or column support systems (vii) roof system, (viii) concrete entranceways and parking lot base materials, and/or (ix) docketing facilities.

         Landlord shall assign to Tenant any and all guarantees and/or warranties of workmanship and materials which it may receive or which are required in the Plans with respect to those portions of the Premises required to be maintained and repaired by Tenant hereunder. If there is a manufacturer's or suppliers warranty for components installed in the Premises (e.g., roof warranty or HVAC warranty), then the Tenant will first pursue a warranty claim under the applicable warranty; provided that if the maker of such warranty does not immediately fulfill its warranty obligations, then the Landlord will be responsible for the performance of the warranty work in accordance with and subject to the terms of the warranty. The terms of this grammatical paragraph are not intended to extend or expand the scope of warranties provided or required to be provided by a contractor, subcontractor, supplier or manufacturer; rather, the terms hereof constitute the absolute and unconditional covenants, guarantee, and undertaking of Landlord of the timely performance of the warranty work if the contractor, subcontractor, supplier or manufacturer fails, refuses, or is unable to timely satisfy a legitimate warranty claim after notice by Tenant. Landlord shall look solely to the contractor, subcontractor, supplier or manufacturer for reimbursement of all costs incurred by Landlord related to any warranty work performed by Landlord.

         6.8 CERTIFICATE OF COMPLETION. Landlord shall timely pursue, obtain, and record the Certificate of Completion described in paragraph 3.4 of the Development Agreement. Landlord shall comply with, and Landlord shall cause Landlord's Construction and the Plans to comply with, Section 3 of the Development Agreement, and Landlord shall not violate Section 3.3 of the Development Agreement. Notwithstanding the foregoing, Landlord shall have no responsibility for any improvements or fixtures installed by Tenant unless such improvements or fixtures were required to be installed by Landlord and were installed by Tenant as a result of Landlord's failure to do so.

         6.9 LANDLORD'S INSURANCE. During the period prior to the Date of Occupancy, Landlord shall obtain and keep in full force and effect the insurance required by paragraph 5.4(1) of the Development Agreement and shall comply with paragraphs 5.4(3) through (5) of the Development Agreement. Tenant shall be named as an additional insured on all liability policies, and as a loss payee on all property damage policies, as its interest may appear.


                                  ARTICLE VII
                                  -----------

         7.1 LANDLORD'S REPAIRS. Except for the warranty obligations of the Landlord as set forth in Section 6.7 of this Lease, the Landlord shall have no obligation to maintain or repair the Premises.

         7.2 TENANT'S REPAIRS.

         Except for the warranty obligations of the Landlord as set forth in
Section 6.7 of this Lease, commencing on the Date of Occupancy as to the entire Premises and on the date that the Tenant first enters into the Premises pursuant to Section 6.4 of this Lease as to the areas occupied by the Tenant for its fixturing, the Tenant shall be solely responsible for all repairs, replacement and maintenance to the Premises, including, without limitation:

             (i) to the exterior and interior walls, the roof, floor slab, foundation, any canopies and the structural portions of the Premises;

             (ii) to all utility and building systems which extend beyond the exterior walls of the Premises or beneath the floor of the Premises, including without limitation all sewer lines; and

             (iii) to the driveways, parking areas, entrance ways and other portions of the Premises other than the Building.

         Throughout the term hereof, Tenant shall repair and maintain the interior of the Premises in good order and condition, including window glass, interior walls, floor coverings, doors (including exterior doors and door frames), all utility and building systems (including sprinkler system), the heating, ventilating and air conditioning (HVAC) system and the nonstructural portions of the Premises. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in good condition and repair, reasonable wear and tear, damage and destruction (which shall be governed by Article XV hereof), condemnation, repairs required by the acts or omissions of Landlord, its agents, employees, or independent contractors excepted. Landlord agrees to assign to Tenant all warranties, extended warranties and guarantees of any kind or nature, serving the Premises and which Tenant is required to repair hereunder.

         7.3 TENANT'S ALTERATIONS. Tenant shall have the right, at its sole expense, from time to time, to redecorate the Premises and to make such interior, nonstructural alterations, additions, improvements and changes in such parts thereof as Tenant shall deem expedient or necessary for its purposes; provided, however, that such alterations, additions, improvements and changes when completed shall neither impair the structural soundness nor diminish the value of the Building. Anything contained in this Section 7.3 to the contrary notwithstanding, Tenant shall not make changes to the structural portions of the Premises without Landlord's prior written approval, which approval may not be unreasonably withheld or delayed. If Tenant shall desire to make any alterations, additions, improvements, or changes for which Landlord's prior consent is required as provided herein, Tenant shall deliver written notice thereof to Landlord, and within twenty (20) days thereafter Landlord shall deliver written notice to Tenant of Landlord's approval or disapproval of such request. If Tenant does not receive such written notice within such twenty (20) day period, then Landlord shall be deemed to have approved such request.

         Upon the expiration of this Lease, Tenant may, at its option, prior to the expiration of this Lease, remove all such redecorations, alterations, additions, improvements and changes; provided that Tenant shall (a) repair any damage to the Premises caused by such removal and (b) restore the Premises to the condition existing prior to the performance of such redecorations, alterations, additions or improvements, reasonable wear and tear, damage and destruction (which shall be governed by Article XV hereof), condemnation, repairs required by the acts or omissions of Landlord, its agents, employees, or independent contractors excepted.

         If the Landlord desires to have the Tenant remove any such redecorations, alterations, additions, improvements and changes, then the Landlord will so notify the Tenant within thirty days after the termination of possession of the Premises by the Tenant, in which event the Tenant shall remove the items specified by the Landlord, and Tenant shall (a) repair any damage to the Premises caused by such removal and (b) restore the Premises to the condition existing prior to the performance of such redecorations, alterations, additions or improvements, reasonable wear and tear, condemnation, repairs required by the acts or omissions of Landlord, its agents, employees, or independent contractors excepted. The Landlord will only have the right to require the Tenant to remove the following categories of items installed by the
Tenant: (i) any items where the aggregate cost of removal and restoration of the damage caused by such repair will exceed the sum of Fifty Thousand Dollars ($50,000.00), (ii) trade fixtures of the Tenant and (iii) equipment of the Tenant.

         All such alterations, additions, or improvements shall be done in accordance with all applicable laws, rules, regulations, and orders, including applicable building codes; provided, however, that if any such applicable laws, rules, regulations, orders, or building codes shall require any alterations, additions, or improvements to portions of the Premises as a result of (a) the failure of the Premises, as of the Date of Occupancy, to comply with such laws, rules, regulations, orders, or building codes or (b) Landlord's failure to perform its obligations related to the Premises as set forth in this Lease or
(c) any environmental condition existing in the Premises as of the Date of Occupancy, Landlord, at its sole cost and expense, shall perform such alterations, additions, or improvements. Landlord shall execute and deliver upon request of Tenant such instrument or instruments embodying the approval of Landlord which may be required by any public or quasi public authority for the purpose of obtaining any licenses or permits for the making of such alterations, additions, improvements, changes and/or installations in, to or upon said Premises.

         7.4 LANDLORD'S ALTERATIONS. Landlord shall not alter the Building or the Premises except as required to perform its obligations under this Lease.

         7.5 ALTERATIONS MANDATED BY LAW. After the Date of Occupancy, if any alterations, repairs or improvements to the Premises are mandated by law (including without limitation, the Americans with Disabilities Act, building codes, fire codes and environmental laws), the Tenant will be solely responsible for any alterations, repairs or improvements; provided that if any such alterations, repairs or improvements are required because the Premises did not comply with such applicable laws on the Date of Occupancy, then to the extent of the non compliance, the Landlord will be responsible for the costs of the alterations, repairs and improvements.

                                  ARTICLE VIII
                                  ------------

         8.1 GOVERNMENTAL REGULATIONS. Tenant shall comply with any and all laws, rules, regulations, ordinances, and orders with respect to Tenant's use and occupancy of the Premises, provided that Tenant shall have the right to contest the legality of any law, order, rule, regulation or requirement applicable to Tenant's use of the Premises. Upon the final determination of any such contest, Tenant shall comply with any such law, order, ordinance, rule, regulation or requirement to the extent held to be valid or legal. Notwithstanding anything to the contrary as set forth herein, to the extent compliance with any such law, order, ordinance, rule, regulation or requirement is required as a result of (A) the failure of the Building, as of the Date of Occupancy, to comply with such law, order, ordinance, rule, regulation or requirement, (B) any default by Landlord under this Lease (including Landlord's obligations as set forth in Section 6.7 of this Lease), or (C) any environmental condition existing in the Premises as of the Date of Occupancy (provided that if such environmental condition is the obligation of Tenant under Section 20.2 below, then such Section shall govern Tenant's liability therefor), then Landlord, at its sole expense, shall promptly comply with any such law, order, ordinance, rule, regulation, or requirement, provided that Landlord may contest the same in the same manner as Tenant herein. Notwithstanding the foregoing, during the last three (3) years of any extended term of this Lease (if such option is exercised by the Tenant as set forth in Section 3.2 of this Lease), if the cost of Tenant's compliance with all requirements of laws, rules, orders, codes, and regulations exceeds $250,000, Tenant may elect to terminate this Lease by giving Landlord written notice of Tenant's election to terminate, which election must be made within ninety (90) days after the date Tenant first is notified of the requirement, and if Tenant so elects, this Lease will terminate as of the date that is ninety (90) days after Tenant gives Landlord the notice required hereby.

                                   ARTICLE IX
                                   ----------

         9.1 UTILITIES. Landlord, at its sole expense, shall cause all utilities to be metered directly to the Premises, including gas, electricity, and water, and Landlord shall pay all tap in fees, user fees, connection fees, and other charges required to be paid to any governmental agency supplying such utility in order to secure the availability of such utility services for the Premises. Tenant shall pay all charges for water, gas, heat, electricity, sewer and any other utility used upon or furnished to the Premises on and after the Date of Occupancy.

         9.2 INTERRUPTION OF SERVICE. If any utility services to the Premises are interrupted after the Date of Occupancy as a result of the negligent or intentional acts or omissions of Landlord, its employees, agents or independent contractors, and such interruption continues for a period of two (2) consecutive days, then Tenant may abate Minimum Rent and all other charges hereunder until such services are restored.

                                   ARTICLE X
                                   ---------

         10.1 USE OF PREMISES. Tenant shall have the right to use and occupy the Premises for any lawful use, subject to any restrictions lawfully imposed by the Development Agreement.

                                   ARTICLE XI
                                   ----------

         11.1 ASSIGNMENT AND SUBLETTING. Tenant shall not have the right to assign this Lease and/or to sublet all or any portion of the Premises without Landlord's prior written consent, which shall not be withheld, delayed or conditioned unreasonably; provided, however no consent or approval of Landlord shall be required for an assignment or subletting that involves an affiliate or subsidiary of Tenant or Guarantor. Tenant shall give Landlord written notice of any assignment or subletting. If, at any time during the term of this Lease, Tenant sublets all or any part of the Building or assigns this Lease as provided herein, Tenant shall nevertheless remain fully liable under all the terms and conditions of this Lease.

                                  ARTICLE XII
                                  -----------

         12.1 FIXTURES AND EQUIPMENT. All equipment, furniture and fixtures installed by or at the expense of Tenant, in or on the Premises shall remain the property of Tenant and Tenant shall be obligated to remove the same or any part thereof prior to the end of the term hereof, and shall make any repairs occasioned by such removal.

                                  ARTICLE XIII
                                  ------------

         13.1 EXTERIOR SIGNS. Tenant shall have the right, at its sole expense and in conformity with applicable laws and ordinances (including variances) to erect and thereafter, to maintain and/or replace, if it shall so elect, any signs on the Building or at the Premises as Tenant desires. All such signage will be removed at the expense of the Tenant upon the termination of the occupancy of the Premises by the Tenant, and the Tenant shall repair any damage occasioned by such removal.

                                  ARTICLE XIV
                                  -----------

         14.1 CASUALTY INSURANCE.

              (a) (i) From and after the Date of Occupancy, Tenant shall insure or cause to be insured the Premises against damage or destruction by fire and other casualties insured under a comprehensive broad form extended coverage policy, which coverage shall comply with Section 5.4(2) of the Development Agreement at such times after the Date of Occupancy that the Development Agreement is in effect. Such insurance shall be in an amount equal to not less than one hundred percent (100%) of the replacement value of the Premises, exclusive of excavation and foundations. All such policies shall bear endorsements to the effect that Landlord and all other additional insureds shall be notified not less than thirty (30) days in advance of any termination, expiration, modification or cancellation thereof and that the insurer has waived right of recovery from Landlord and Landlord's Mortgagee. Certificates evidencing the existence thereof accompanied by a specimen of the policy which is the subject thereof, shall be promptly delivered to Landlord and Landlord's Mortgagee. The insurance shall include the rent loss insurance described in Section
         14.5 hereof.

                  (ii) Subject to Article 14.3, Landlord shall not be liable for any loss or damage to the Premises resulting from fire, explosion or any other casualty.

              (b) All policies of fire and other casualty insurance procured pursuant to this Article shall list Landlord as an additional insured and Landlord's Mortgagee, if any, as a loss payee and shall provide for the release of such insurance proceeds to Tenant solely for restoration of loss. In case of loss, Tenant is hereby authorized to adjust the loss and execute proof thereof in the name of all parties in interest, provided this Lease has not been terminated as a result of such loss.

         (c) Tenant shall maintain workers' compensation insurance to the extent required by the law of the State in which the Premises are located but Tenant is not required to name Landlord or Landlord's Mortgagee as an additional named insured under such workmen's compensation insurance policy.

              (d) At any time when Landlord is constructing the Premises or causing them to be constructed, and until the Date of Occupancy, Landlord shall cause its general contractor to maintain Builder's Risk Insurance (in completed value, non-reporting form) in an amount not less than the actual replacement value of the Improvements, exclusive of excavation, and such policy shall name Tenant and Landlord's Mortgagee as loss payees thereunder.

         14.2 LIABILITY INSURANCE.

         From and after the date Tenant first enters the Premises, including entry pursuant to Section 6.4 of this Lease ("Entry Date"), and thereafter throughout the Lease Term, Tenant at its sole expense shall insure or cause to be insured against all statutory and common law liabilities for damage to property or injuries, including loss of life, sustained by any person or persons within the Demised Premises and shall list Landlord and Landlord's Mortgagee, if any, as additional insureds, as their interests may appear. The insurance obligation of Tenant shall require a policy or policies with minimum coverage of TWO MILLION and 00/100ths DOLLARS ($2,000,000.00) with respect to injury to any one person and THREE MILLION and 00/100ths DOLLARS ($3,000,000.00) with respect to any one accident or disaster, and ONE MILLION and 00/100ths DOLLARS ($l,000,000,00) with respect to damage to property.

         14.3 WAIVER AND INDEMNITY.

              (a) Landlord and Tenant hereby release each other from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or any other casualties insured against or required to be insured against hereunder (including deductible portions), even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, and each party hereby waives any right of subrogation for all or any insurance maintained by either party. Each party shall cause each insurance policy carried by it hereunder to be written in such manner to provide that the insurer waives all right of recovery by way of subrogation against the other party hereunder in connection with any loss or damage covered by such policy.

                  (i) Tenant shall indemnify and hold Landlord harmless from any claims, damages, liabilities and expenses (including attorneys' fees and costs) for damage or injury to any person or any property occurring on the Premises, or any part thereof, after the Date of Occupancy, unless caused by the negligent acts or omissions of Landlord, its agents, employees, or independent contractors.

                  (ii) Landlord shall indemnify and hold Tenant harmless from any and all claims, damages, liabilities and expenses (including attorneys' fees and costs) for damage or injury to Tenant or any other person or any property occurring on the Premises, or any part thereof prior to the Date of Occupancy, unless caused by the negligent acts or omissions of Tenant, its agents, employees, or independent contractors.

         14.4 POLICY REQUIREMENTS. All policies required to be carried by this Lease shall bear endorsements to the effect that all additional insureds and/or loss payees shall be notified not less than thirty (30) days in advance of any termination, expiration, modification or cancellation thereof and that the insurer has waived the right of recovery from any such additional insured or loss payee. Certificates evidencing the existence thereof, accompanied by a specimen of the policy which is the subject thereof or certificates of self-insurance shall be promptly delivered to the other party and any other additional insured, prior to or on the earlier of the Entry Date or the Date of Occupancy and at least thirty (30) days prior to the termination, expiration, modification or cancellation of any policy.

         14.5 RENTAL LOSS INSURANCE. Tenant shall maintain in force from the Date of Occupancy, rental loss insurance (for all losses covered by the insurance Tenant is required to insure against) in an amount equal to the aggregate annual amount of all Minimum Rent and additional rent payable by Tenant under this Lease, which rental loss insurance shall cover such losses for a period of at least 12 months after the date of the fire or other casualty in question. The amount of such insurance shall be increased from time to time during the term of this Lease to reflect the then current amount of Minimum Rent and additional rent due and payable by Tenant. The rental loss insurance policy or endorsement shall (i) meet the requirements of this Article XIV, (ii) shall contain a mortgagee noncontribution clause reasonably satisfactory to Landlord, naming Landlord as the person to which all payments made by such insurance company shall be paid, (iii) shall be maintained thereafter throughout the term of this Lease, and (iv) shall be reasonably satisfactory in form and substance to Landlord and Landlord's mortgagee, if any. Tenant shall pay the premiums for all insurance policies required under this Lease and/or the Development Agreement, as same become due and payable.


                                   ARTICLE XV
                                   ----------

         15.1 NO ABATEMENT OR ADJUSTMENT OF RENT. If the Premises shall be damaged or destroyed by fire or other casualty, then Minimum Rent and any other charges payable hereunder, shall not be abated or adjusted.

         15.2 REPAIRS AND RESTORATION OF PREMISES. If after the Date of Occupancy (or after the Entry Date as to any damage or destruction caused by the acts, omissions or conduct of the Tenant or the agents, employees or contractors of the Tenant) any portion of the Improvements shall be damaged or destroyed (partially or totally) by fire or any other casualty, Tenant shall promptly notify Landlord, and Tenant, at its expense shall, within sixty (60) days of the casualty, diligently commence the application process to secure the proper permits and licenses required to repair, rebuild or restore the Improvements in compliance with applicable governmental requirements and upon the issuance of such permits and licenses shall promptly and with due diligence repair, rebuild and restore the Improvements as nearly as practicable to the condition existing just prior to such damage or destruction or repair, rebuild or restore the Improvements. The repaired, rebuilt or replaced Improvements shall have a fair market value equal to or greater than their fair market value immediately prior to the loss and any such repair, rebuilding and restoration shall be made in accordance with the requirements of Article 7.4 of this Lease.

         Anything herein to the contrary notwithstanding, if such damage or destruction shall have taken place within three years of the then scheduled expiration date of the current Lease Term, then Tenant may terminate this Lease as of the date of such damage or destruction by giving written notice to Landlord within sixty (60) days thereafter and Tenant shall have an additional sixty (60) days, rent free, within which to remove its property from the Premises. If Tenant elects to terminate this Lease, all the insurance proceeds payable under any policy procured pursuant to this Article shall belong to Landlord and/or Landlord's Mortgagee, if any, as their interests may appear, except for the portion thereof allocable to fixtures, equipment, furniture, and improvements installed by Tenant. In the event that this Lease shall be terminated as above provided during the Lease Term, all unearned Minimum Rent paid in advance, if any, shall be promptly refunded to Tenant, provided, however, that Landlord's Mortgagee shall have no obligation to return any monies which it has applied to the payment of the unpaid principal amount of the Note and all accrued and unpaid interest thereon. Tenant shall, however, be entitled to recover any such unearned Minimum Rent from any insurance proceeds, and Landlord's receipt of the insurance proceeds shall be reduced by such amount.

                                  ARTICLE XVI
                                  -----------

         16.1 TOTAL TAKING. If the whole of the Premises shall be taken under power of eminent domain by any public or private authority, or conveyed by Landlord to said authority in lieu of such taking, then this Lease shall terminate as of the date of such taking.

         16.2 PARTIAL TAKING.

              (a) Landlord (if and only if the award is not sufficient to restore the Premises and the following apply) or Tenant (in all the following instances) may, at their respective elections, terminate this Lease upon the occurrence of any condemnation, or conveyance in lieu of condemnation, which affects:

                  (i)   Any portion of the Tenant's Building;

                  (ii)  Twenty percent (20%) or more of the Premises; or

                  (iii) Any portion of the Premises whose condemnation would materially and adversely affect ingress to and egress from the Premises, unless substitute means of ingress and egress reasonably acceptable to Tenant are available for Tenant's use as of the date possession or control of the condemned portion is obtained by the appropriating authority.

     Landlord or Tenant shall give the other notice of their election to terminate this Lease within thirty (30) days after Landlord has given notice to Tenant of such pending condemnation. If neither party gives the other such written notice within such thirty (30) day period, then each party shall be conclusively deemed to have elected not to terminate this Lease. Notwithstanding any termination of this Lease hereunder, Tenant, at its election, may continue to occupy the Premises, subject to the terms and provisions of this Lease, for all or such part, as Tenant may determine, for the period between the date of such taking and the date when possession of the Premises shall be taken by the appropriate authority. If the Landlord elects to terminate this Lease as set forth in this paragraph, then within thirty (30) days after receipt of such notice by the Tenant from the Landlord, the Tenant may notify the Landlord that the Tenant elects to assume the obligations of restoration of the Landlord as set forth in Section 16.3 of this Lease. If such notice is given by the Tenant to the Landlord, then this Lease will not terminate, the Tenant will have assumed the obligations of the Landlord for the restoration as set forth in
     Section 16.3 of this Lease and the Landlord will make available to the Tenant those portions of the condemnation award that are related to the costs of such restoration. In addition, if Tenant elects to restore the Premises, the provisions of Section 16.3 will be modified to deny the Tenant the right to terminate the Lease.

              (b) Notwithstanding anything to the contrary set forth herein, if any portion of the Premises is condemned or conveyed in lieu of such condemnation during the last two (2) years of the term hereof, then Tenant may terminate this Lease upon thirty (30) days written notice to Landlord. Notwithstanding any termination of this Lease pursuant to the terms and conditions of this Section 16.2(b), Tenant, at its election, may continue to occupy the Premises, subject to the terms and conditions of this Lease, for the period between the date of such taking and the date when possession of the property to be condemned shall be taken by the appropriate authority.

         16.3 RESTORATION. If this Lease is not terminated under Section 16.2 above, Landlord, at Landlord's sole cost and expense, shall promptly restore the remaining portions of the Premises and/or the Premises, including any and all improvements made theretofore, together with the remaining portions of the parking areas, to an architectural whole in substantially the same condition that the same were in prior to such taking. If Landlord does not either (a) obtain a building permit for any repairs or restoration required hereunder within ninety (90) days of the date of taking, or (b) complete such repairs or restoration in accordance with this Section 16.3(a) within six (6) months of such taking, then, in either event, Tenant may at any time thereafter terminate this Lease upon thirty (30) days written notice thereof to Landlord; provided, however, that such notice of cancellation shall not be effective if Landlord, within such thirty (30) day period, shall obtain such permit or complete and comply as aforesaid, as the case may be. Minimum Rent and any other charges payable by Tenant hereunder shall be suspended or abated or adjusted until the completion of such restoration according to the nature and extent of the injury to the Premises. Upon any condemnation of a portion of the Premises, the Minimum Rent and any other charges payable by Tenant hereunder shall be proportionately reduced based upon the floor area of the Tenant's Building remaining after said taking. Landlord will only have the obligation to restore those portions of the Premises that were originally included as a part of Landlord's Construction, and Landlord shall not be obligated to restore any portions of the Premises constructed by Tenant, including any alterations to the Premises (except to the extent of Landlord's original construction), nor to restore any furniture, fixtures and equipment of the Tenant.

         16.4 THE AWARD. Unless Tenant exercises its right under Section 16.2 to restore the Premises, in which case the award shall be the sole property of Tenant, all compensation awarded for any taking, whether for the whole or a portion of the Premises, or for any other portion of the Premises, shall be the sole property of Landlord, and Tenant hereby assigns to Landlord all of Tenant's right and title to and interest in any and all such compensation; provided, however, Landlord shall not be entitled to and Tenant shall have the sole right to retain any portion of any award made by the appropriating authority for (a) the unamortized portion of any leasehold improvements installed by Tenant in the Premises, (b) the cost of removal of leasehold improvements, fixtures, and other improvements installed in the Premises by, or at the expense of, Tenant, (c) relocation expenses, (d) the value or loss of the leasehold estate, and (e) any separate award made by the appropriating authority directly to Tenant.

         16.5 RELEASE. In the event of any termination of this Lease as the result of the provisions of this ARTICLE XVI, Minimum Rent and any other charges, if any, paid in advance by Tenant shall be refunded to Tenant, and the parties, effective as of such termination, shall be released from all liability and obligations thereafter arising under this Lease.

                                  ARTICLE XVII
                                  ------------

         17.1 EVENTS OF DEFAULT BY TENANT; REMEDIES. If Tenant shall at any time be in default in the payment of Minimum Rent or any other charges hereunder or in the performance of any of the covenants of this Lease, and Tenant shall fail to remedy such default within (a) ten (10) days after receipt of written notice thereof from Landlord if such default is as to payment of Minimum Rent or the payment of any other charges, or (b) thirty (30) days after receipt of written notice thereof if such default is nonmonetary (but Tenant shall not be deemed in default if it commences to remedy such default within said thirty (30) day period and proceeds therewith with due diligence to completion), or if Tenant shall be adjudged a bankrupt or shall make an assignment for the benefit of creditors, or if a receiver of any property of Tenant in or upon the Premises be appointed in any action, suit or proceeding by or against Tenant and not removed within one hundred twenty (120) days after appointment, or if the interest of Tenant in the Premises shall be sold under execution or other legal process, Landlord may by notice to Tenant, terminate this Lease, in which event Tenant shall promptly surrender the Premises to Landlord, or without terminating this Lease, re-enter the Premises by summary proceedings, proceedings in forcible entry and detainer, eviction, or otherwise, and may dispossess Tenant. Notwithstanding anything to the contrary contained in this Lease: (i) Landlord shall not have any right to accelerate the Rent and other amounts payable hereunder; (ii) Landlord shall not have any right to exercise its remedies hereunder if Tenant either (a) cures the default prior to the effective date of the termination of the Lease or (b) as to defaults other than a default in payment of Minimum Rent, Tenant contests the existence of the default prior to the effective date of the termination of the Lease in a court of competent jurisdiction and complies with the final, non-appealable order of any such court, within thirty (30) days after the entry of the final non-appealable order (provided that if such default is non-monetary default and is of a character as to require more than thirty (30) days to cure, Tenant shall have an additional reasonable period of time to cure such default if Tenant has commenced to cure such default within said thirty (30) day period and is diligently and continuously pursuing the remedies or steps necessary to cure or correct such default); and (iii) in the event of any default by Tenant under this Lease, Landlord shall in each case use reasonable efforts to mitigate its damages.

         17.2 LANDLORD'S DUTY TO RELET. If Landlord elects to terminate Tenant's right to possession only without terminating this Lease as above provided, then Tenant shall promptly surrender the Premises to Landlord, and Landlord shall use reasonable efforts to relet the Premises or any part thereof to any person, firm or corporation and for such time and upon such terms as Landlord may determine. Landlord may make repairs, alterations and additions in and to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable and Tenant, upon demand in writing, shall pay the reasonable cost thereof (excluding tenant improvements for the replacement tenant) together with Landlord's reasonable expenses of reletting, including any commissions and attorneys' fees relative thereto. If the rents collected by Landlord upon any such reletting are not sufficient to pay monthly the full amount of the monthly rent and other charges reserved herein, together with the reasonable costs of such repairs, alterations (excluding tenant improvements for any replacement tenant), additions, redecorating, and expenses, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand in writing.

         17.3 EVENTS OF DEFAULT BY LANDLORD; REMEDIES. If Landlord fails to pay any interest, principal, costs, or other charges upon any mortgage or deed of trust or other lien or encumbrance affecting the Premises, and to which this Lease may be subordinate, when any of the same become due, or if Landlord fails to make any repairs or do any work required of Landlord by the provisions of this Lease, or if Landlord shall at any time be in default in the observance or performance of any of the other covenants and agreements required to be performed and observed by Landlord hereunder, and such failure continues for a period of thirty (30) days after written notice thereof is given by Tenant to Landlord, Tenant may bring an action against the Landlord for any damages proximately caused by Landlord's failure to perform; and/or Tenant may, but shall not be obligated to, pay the taxes, assessments, interest, principal, costs and other charges and cure such defaults, all on behalf of and at the expense of the Landlord, and do all necessary work and make all necessary payments in connection therewith, included, but not limiting the same to, the payment of any reasonable fees, costs and charges of or in connection with any legal action which may have been brought; and/or bring suit for the collection of any amounts for which Landlord may be in default, or for the performance of any other covenant or agreement devolving upon Landlord. Landlord shall reimburse Tenant for the amounts paid by Tenant, including costs and attorneys fees, together with interest thereon at the then effective Prime Rate (as published by the Wall Street Journal or similarly authoritative source) plus two percent (2%). In the event Landlord has not reimbursed Tenant for such amounts within ten (10) days of receipt of an invoice, then Tenant may withhold the Minimum Rent and all other charges thereafter becoming due to the Landlord pursuant to the provisions of this Lease, and may apply the same to the payment of such indebtedness of Landlord to Tenant until such indebtedness is fully paid with interest thereon as herein provided. Nothing herein contained shall preclude Tenant from proceeding to collect the amounts paid by it as aforesaid without waiting for rental offsets to accrue, and if at the expiration of this Lease, there shall be any sums owing by Landlord to Tenant, this Lease may, at the election of Tenant, be extended and continue in full force and effect for so long as is required to offset such indebtedness against said rentals.

         17.4 OTHER REMEDIES. The rights and remedies of Landlord and Tenant as set forth in ARTICLES XVII and XVIII shall be in addition to other rights and remedies at law or in equity, provided that such other rights and remedies shall not be inconsistent with the explicit rights and remedies set forth herein, and in no event shall Minimum Rent or other charges herein be accelerated.

                                 ARTICLE XVIII

         18.1 LANDLORD'S SELF-HELP. If Tenant shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed and shall not cure such default within any applicable cure period set forth herein (or if no cure period is specified, within thirty (30) days after notice by Landlord to Tenant provided that if the default cannot reasonably be cured within thirty (30) days, then within a reasonable time after written notice by Landlord to Tenant) Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant and Tenant agrees to reimburse Landlord therefor, together with interest thereon at the Prime Rate (as published in the Wall Street Journal or similar authorative source) plus two percent (2%), and save Landlord harmless therefrom; provided that Landlord may cure any such default as aforesaid prior to the expiration of said waiting period, without notice to Tenant, if any emergency situation exists, or after notice to Tenant, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the Premises or Landlord's interest therein, or to prevent injury or damage to persons or property. If Tenant fails to reimburse Landlord within thirty (30) days of Landlord's written demand for any amount paid for the account of Tenant hereunder, said amount, together with all accrued interest, shall be added to and become due as a part of the next payment of rent due hereunder.

         18.2 TENANT'S SELF-HELP. If Landlord shall breach, or fail to perform or observe, any agreement or condition in this Lease contained on Landlord's part to be performed or observed, and if Landlord shall not cure such breach or failure within thirty (30) days after notice from Tenant specifying such breach or failure (or, if such breach or failure shall reasonably take more than thirty
(30) days to cure then if Landlord shall not have commenced the same within the thirty (30) days and diligently prosecuted the same to completion), Tenant may, at Tenant's option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such breach or failure for the account of Landlord and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord and Landlord agrees to reimburse Tenant therefor, together with interest thereon at the Prime Rate (as published in the Wall Street Journal or similar authorative source) plus two percent (2%), and save Tenant harmless therefrom; provided that Tenant may cure any such breach or failure as aforesaid prior to the expiration of said waiting period if reasonably necessary to protect the Premises or Tenant's interest therein, to prevent injury or damage to persons or property, or in the event of any other emergency (e.g., roof leak which is covered by Landlord's warranty under Section 6.7 of this Lease). Any amounts not reimbursed by Landlord within thirty (30) days of Tenant's written demand therefor, together with all accrued interest thereon, may be applied by Tenant as a credit against Tenant's next payment(s) of Minimum Rent or other charges.

                                   ARTICLE XIX

         19.1 SUBORDINATION. Tenant agrees to subordinate this Lease to the lien of any deed of trust, mortgage or mortgages now or hereafter placed upon Landlord's interest in the Premises; provided, however, that Landlord, at its expense, shall procure from any such mortgagee an agreement, in writing, in form and substance reasonably acceptable to Tenant, providing in substance that (a) so long as Tenant substantially performs the obligations imposed upon Tenant hereunder within the applicable grace or cure period, its tenancy will not be disturbed, nor its rights under this Lease affected by, any default under such mortgage nor shall Tenant be named as a defendant in any foreclosure proceeding, and (b) in the event of any foreclosure under any such mortgage or deed of trust, or a granting of a deed in lieu thereof, any such mortgagee or purchaser of Landlord's interests through foreclosure sale or deed in lieu thereof shall permit the insurance proceeds and condemnation awards to be used for any restoration and repair required under ARTICLES XV and XVI hereof. Landlord, at its expense, shall procure such executed agreement from any existing mortgagee of the Premises on or before the Date of Occupancy. Tenant shall in the event of the sale or assignment of Landlord's interest in the Premises, or in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage covering the Premises and to which this Lease is subordinated as required herein, attorn to and recognize such mortgagee (or the purchaser of such mortgagee's interest) as Landlord under this Lease. Tenant shall, following receipt of written request therefor, execute all reasonable documents necessary to evidence such attornment, provided that
(a) such documents are in a form and substance reasonably acceptable to Tenant and (b) Tenant has received the nondisturbance-agreement required above and there exists no default thereunder by such mortgagee (or the purchaser of such mortgagee's interest).

         19.2 QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the rent and observing and performing all of the terms, covenants and conditions on Tenant's part to be observed and performed hereunder, Tenant may peaceably and quietly have, hold, occupy and enjoy the Premises without hindrance or molestation from Landlord or any persons claiming through Landlord.

         19.3 LANDLORD'S ASSURANCES.

              (a) To induce Tenant to execute this Lease, and in consideration thereof, Landlord, to the best of its knowledge, warrants and represents as follows:

                  (i) Landlord has entered into a contract to purchase the
              Premises and will have, prior to the date on which Landlord is required to start its construction pursuant to Section 6.1 above, good fee simple title to the Premises free and clear of all easements, restrictions, liens, encumbrances, leases and the like, except as set forth on EXHIBIT E, attached hereto and made a part hereof.

                  (ii) There are no restrictions or other legal impediments
              either imposed by law (including applicable zoning and building ordinances) or by any instrument (including the items set forth on EXHIBIT E) or any pending governmental actions, which would prevent the use of the Premises for the operation of a fenestration and mill production, warehouse, distribution, and sales facility.

                  (iii) The Premises has access to all adjacent streets through the access routes and to the entrances of the Premises for the purposes of vehicular traffic; and access for trucks to the receiving door serving the Premises.

                  (iv) The Building and the Premises will comply with all laws, rules, regulations, ordinances, and orders of all applicable governmental authorities, including without limitation all building codes, zoning ordinances, and all environmental laws and regulations applicable to the Building and the Premises and the uses made thereof, including, without limitation, laws and regulations relating to hazardous substances.

                  (v) Landlord has not received any notice of a pending or
              contemplated condemnation or eminent domain proceedings with respect to the Building or the Premises, nor has Landlord any knowledge or notice that the Building or the Premises, or any portion thereof, is in violation of any applicable statute, law, rule, regulation, or order of any governmental authority, including any zoning ordinances or building codes.

                  (vi) The execution and performance of this Lease by Landlord will not violate or cause a default under any agreement, instrument, or other transaction to which Landlord is a party or by which Landlord and/or the Premises are bound.

              (b) If Landlord shall breach any material warranty, representation, covenant or agreement set forth in Section 19.3(a) above, and such failure or breach shall continue uncured for a period of thirty (30) days after notice thereof from Tenant to Landlord and materially and adversely affect Tenant's business operations in the Premises, Tenant shall have the right, in addition to all other remedies, to terminate this

         Lease at any time within thirty (30) days after the occurrence of such failure or breach by giving Landlord notice thereof prior to the full compliance by Landlord with such requirements, warranties, representations, covenants and agreements; provided, however, that Tenant shall not have the right to terminate this Lease if Landlord commences to remedy such failure or breach within said thirty (30) day period, and thereafter diligently pursues such cure to completion. For purposes of determining whether any such warranty, representation, covenant or agreement is material, such matter must have a material impact upon the ability of the Tenant to conduct its business or to use and occupy the Premises.

         19.4 TITLE MATTERS. Prior to the Date of Occupancy, Landlord shall deliver to Tenant (a) a copy of Landlord's most current Owner's Policy of Title Insurance (the "Title Policy") verifying to Tenant that Landlord's title is as represented under Section 19.3 above and verifying that the Premises are within the bounds of the property described in EXHIBIT A, and (b) a copy of a survey of the Premises prepared by a licensed surveyor, which shall be consistent with the Title Policy.

                                   ARTICLE XX

         20.1 HAZARDOUS SUBSTANCES. The term "Hazardous Substances," as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated byphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

         20.2 TENANT'S OBLIGATIONS

              (a) Tenant shall not cause or knowingly permit to occur (i) any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to Hazardous Substances on, under, or about the Premises; or (ii) the use, generation, release, manufacture, refining, production, processing, storage, or disposal or any Hazardous Substances on, under, or about the Premises in violation of applicable federal or state laws, or the transportation to or from the Premises of any Hazardous Substances in violation of applicable federal or state laws.

              (b) In connection with Tenant's operations in the Premises, Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances ("Laws") with respect to Tenant's business operations in the Premises. Tenant shall, at Tenant's own expense (if Tenant is required by the Laws), make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws with respect to Tenant's business operations in the Premises. Should any Authorities demand that a cleanup plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises and which arises at any time from Tenant's use or occupancy of the Premises, then Tenant shall, at Tenant's own expense, prepare and submit (if Tenant is required by the Laws) the required plan and all related bonds and other financial assurances; and Tenant shall carry out all such clean-up plans.

              (c) Tenant shall indemnify, defend and hold harmless the Landlord from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorney's and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances directly related to the violation of any Laws that occurs during the term of this Lease, at or from the Premises and which arises at any time directly from Tenant's use or occupancy of the Premises, resulting from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws.

              (d) Tenant's obligation and liabilities under this Section 20.2 shall survive the expiration of this Lease.


         20.3 LANDLORD'S OBLIGATIONS.

              (a) Landlord shall not cause (and prior to the Date of Occupancy shall not knowingly permit) (i) any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to Hazardous Substances on, under, or about the Premises; or (ii) the use, generation, release, manufacture, refining, production, processing, storage, or disposal or any Hazardous Substances on, under, or about the Premises in violation of applicable federal or state laws, or the transportation to or from the Premises of any Hazardous Substances in violation of applicable federal or state laws.

              (b) Landlord shall indemnify, defend and hold harmless the Tenant from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorney's and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurred prior to the Date of Occupancy (unless such Hazardous Substance was caused by the acts or negligence of the Tenant or the guests, invitees, employees, agents or contractors of the Tenant) or is directly related to the violation of the Landlord's obligations as set forth in subparagraph (a) of this Section 20.3

              (c) Landlord's obligation and liabilities under this Section 20.3 shall survive the expiration of this Lease.

                                   ARTICLE XXI

         21.1 HOLDING OVER. If Tenant or anyone claiming under Tenant shall continue occupancy of the Premises after the expiration of the original term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, such occupancy shall not be deemed to extend or renew the term of this Lease, but such occupancy shall continue as a tenancy from month to month upon the covenants, provisions and conditions herein contained, provided that Minimum Rent shall be an amount equal to one hundred ten percent (110%) of the Minimum Rent payable by Tenant hereunder prior to the expiration or termination of this Lease.

         21.2 WAIVERS. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by either party at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by either party shall require the consent or approval of the other party, the other party's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion.

         21.3 NOTICES. Notices required under this Lease shall be in writing and deemed to be properly served on receipt thereof if personally delivered, sent by certified or registered mail (return receipt requested, postage prepaid) or by overnight courier service: (i) to Landlord at the address set forth in the first paragraph of this Lease, with a separate copy to Thomas DeVore, Goold Patterson DeVore & Rondeau, 4496 South Pecos Road, Las Vegas, Nevada or (ii) to Tenant at the address set forth in the first paragraph of this Lease, with a separate copy to Jonathan K Schoenike at 755 Boardman-Canfield Road, Building G-West, Youngstown, Ohio 44512, and a copy to Daniel P. Daniluk, Daniel Daniluk, LLC, 1129 Niles-Cortland Road, SE, Warren, Ohio 44484. The parties to receive notice and the addresses for notice may be changed by the party entitled to notice by giving notice of such change pursuant to this Article. The date of notice shall be the date of receipt of notice or the date of attempted delivery of the notice by the overnight courier service or the U.S. Postal Service to the addressee or its agent.

         21.4 ATTORNEYS' FEES. If either party hereto be made or becomes a party to any litigation commenced by or against the other party involving the enforcement of any of the rights and remedies of such party, or arising on account of the default of the other party in the performance of such party's obligations hereunder, then the prevailing party in any such litigation, or the party becoming involved in such litigation because of a claim against such other party, as the case may be, shall receive from the other party all costs and reasonable attorneys' fees incurred by such party in such litigation.

         21.5 FORCE MAJEURE. The time frames for the performance of all obligations under this Lease shall be suspended by any delays caused by acts of God, including, but not limited to, extreme weather conditions and/or other natural causes, casualty, labor problems (including but not limited to strikes, walk-outs, picketings, boycotts and shutdowns), governmental restrictions upon the availability or use of labor or materials, litigation commenced by third parties, or insurrection, embargoes, or delays in providing necessary consents or approval. The time for performance of such obligation shall be extended only for the period of such delay. Notwithstanding the foregoing, lack of funds shall not be deemed to be a cause beyond control of either party, and with respect to matters addressed in the Development Agreement, the definition of force majeure therein shall apply. In no event will any force majeure condition excuse the timely payment of rent and other amounts due and owing by the Tenant under the terms of this Lease.

         21.6 ESTOPPEL CERTIFICATES. At any time and from time to time, Landlord and Tenant each agree, upon request in writing from the other, to execute, acknowledge and deliver to the other or to any person designated by the other a statement in writing certifying that this Lease is unmodified and is in full force and effect, or if there have been modifications, that the same is in full force and effect as modified (stating the modifications), that the other party is not in default in the performance of its covenants hereunder, or if there have been such defaults, specifying the same and the dates to which the rent and other charges have been paid, and such other matters as the requesting party may reasonably request.

         21.7 RECORDATION. Simultaneously herewith, Landlord and Tenant have entered into a memorandum of lease for recording in the form attached hereto and made a part hereof as EXHIBIT F. Provided Tenant elects to record such memorandum, Tenant shall pay the recording fees to record such memorandum.

         21.8 INVALIDITY OF PARTICULAR PROVISION. If any term or provision of this Lease or the application hereto to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         21.9 CAPTIONS AND DEFINITIONS. The captions of the Sections of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease. The word "Landlord" and the pronouns referring thereto, shall mean, where the context so admits or requires, the persons, firm or corporation named herein as landlord or the mortgagee in possession for the time being of the land and building comprising the Premises and if there is more than one landlord, the covenants of Landlord shall be the joint and several obligations of each of them, and if Landlord is a partnership, the covenants of Landlord shall be the joint and several of each of the partners and the obligation of the partnership. Any pronoun shall be read in the singular or plural number and in such gender as the context may require. Except as in this Lease otherwise provided, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, the obligations of Landlord hereunder shall be binding only upon the owner of the Premises.

         21.10 BROKERAGE. Landlord and Tenant represent and warrant each to the other that each has not dealt with any real estate agent or broker in connection with this transaction and Landlord and Tenant each agree to indemnify and save each other harmless from and against all loss, cost and expense incurred by reason of the breach of such representation and warranty.

         21.11 MORTGAGEE PROTECTION. Tenant agrees to send the holder of any mortgage or deed of trust on the Premises (a "Mortgagee"), a copy of any notice of default given to Landlord at such address of Landlord's Mortgagee of which Tenant has been notified. If Landlord fails to cure any default of Landlord within the time period provided for in this Lease, then Landlord's Mortgagee shall have an additional ten (10) days within which to cure such default (or such additional period of time as may be reasonably necessary if such Mortgagee is diligently pursuing cure of same) before Tenant shall be entitled to exercise any right to terminate this Lease as provided by the terms of this Lease or at law or in equity.

         21.12 ENTIRE AGREEMENT. This instrument contains the entire and only agreement between the parties, and no oral statement or representations or prior written matter not contained in this instrument shall have any force and effect. This Lease shall not be modified in any way except by a writing executed by both parties.

         21.13 COUNTERPART SIGNATURES. This Lease may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one document. Signature pages of any counterpart may be appended to any other counterpart and shall constitute an original document.

         21.14 GUARANTY BY AMERICAN ARCHITECTURAL PRODUCTS CORPORATION. American Architectural Products Corporation ("Guarantor") hereby unconditionally guarantees the payment and performance of each and every obligation of the Tenant under this Lease during the Primary Term. The Lease may be changed by agreement between Landlord and Tenant at any time, or by course of conduct, without the consent of and without notice to Guarantor. This guaranty shall guarantee the performance of the Lease as amended. An assignment of this Lease in accordance with its terms shall not affect this guaranty. The Guarantor consents to and waives notice of any extension of the time or times of payments or rents under the Lease. If Tenant defaults under the Lease, Landlord can proceed immediately against Guarantor or Tenant, or both, or Landlord can enforce against Guarantor or Tenant, or both, any rights that it has under this Lease, or pursuant to applicable laws. Guarantor waives the right to require Landlord to (i) proceed against Tenant (ii) proceed against or exhaust any security that Landlord holds from Tenant or (iii) pursue any other remedy in Landlord's power.

         21.15 CONTINGENCIES TO LEASE. This Lease is contingent upon each of the following:

         a. The closing on the purchase of the Premises by Landlord from the City of Dubuque in accordance with the terms of the Development Agreement; and

         b. The ability of the Landlord to obtain its financing to acquire the Premises and to construct the Improvements.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written by their respective officers thereunto duly authorized.

           WITNESSES:               LANDLORD:

                                        OTTO A, LLC
                                        a Nevada limited liability company


  ???????????????????                By:  Herman Ahler
-------------------------------          ------------------------------
  ???????????????????                Its: Manager
-------------------------------          ------------------------------


                                     TENANT:

                                     EAGLE WINDOW & DOOR, INC.
                                     an Iowa corporation

  ???????????????????                By: /s/ David Beeken
-------------------------------          ------------------------------
  ???????????????????
-------------------------------







GUARANTOR:

AMERICAN ARCHITECTURAL
PRODUCTS CORPORATION
a Delaware corporation


By: /s/ David J. McKelvey, V.P.
-----------------------------------
   DAVID J. MCKELVEY

STATE OF NEVADA     )
                    ) SS:
COUNTY OF CLARK     )






         BEFORE ME, a Notary Public in and for said County and State, did personally appear OTTO A, LLC, a Nevada limited liability company, by Herman Ahler, its manager, who acknowledged to me that he did sign the foregoing instrument as such officer and that the same is his free act and deed, both individually and as such officer of said limited liability company.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Las Vegas, Nevada this 8th day of December, 1999.


        /s/ Bridget D. Whitehurst
        -------------------------

                                              NOTARY PUBLIC
                                     --------------------------------
                                         BRIDGET D. WHITEHURST
                                         Notary Public - Nevada
                             [SEAL]        No. 99-35898-1
                                        My appt. exp Mar 7, 2003
                                     --------------------------------

STATE OF NEVADA      )
                     ) SS:
COUNTY OF CLARK      )



         BEFORE ME, a Notary Public in and for said County and State, did personally appear EAGLE WINDOW & DOOR, INC., an Iowa corporation, by David Beeken, its president, who acknowledged to me that he did sign the foregoing instrument as such officer and that the same is his free act and deed, both individually and as such officer of said corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Las Vegas, this 8th day of December, 1999.



        /s/ Bridget D. Whitehurst
        -------------------------

                                              NOTARY PUBLIC

This Instrument Prepared By:

                                     --------------------------------
                                         BRIDGET D. WHITEHURST
                                         Notary Public - Nevada
                             [SEAL]        No. 99-35898-1
                                        My appt. exp Mar 7, 2003
                                     --------------------------------